INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-31765 and No. 333-51585 of The Pep Boys - Manny, Moe and Jack on Form S-8 of our report dated June 24, 2002, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 2001.






/s/ DELOITTE & TOUCHE LLP
Philadelphia,  Pennsylvania
June  24, 2002